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                                                                  EXHIBIT 99.2

     CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


         I hereby certify that:


1) I have reviewed the quarterly report on Form 10-Q of America Online Latin America, Inc. (the "Company") for the quarter ended March 31, 2003;

2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report which relate to the Company's operations in the country for which I am responsible, fairly present in all material respects the financial condition, results of operations and cash flows as of, and for, the periods presented in the quarterly report;

4) I am responsible for establishing and maintaining controls and procedures relating to the Company's operations in the country for which I am responsible and have:

         a) designed such controls and procedures to ensure that material information relating to the Company's operations in the country for which I am responsible, including any consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this quarterly report is being prepared;

         b) evaluated the effectiveness of our controls and procedures as of a date within 90 days prior to the filing date of this quarterly report ( the "Evaluation Date") and

         c) presented to the Company's Chief Executive Officer or Chief Financial Officer my conclusions about the effectiveness of the controls and procedures based on my evaluation as of the Evaluation Date;

5) I have disclosed, based on my most recent evaluation, to the Company's Chief Executive Officer or Chief Financial Officer:

         a) all significant deficiencies in the design or operation of internal controls which could adversely affect our ability to record, process, summarize and report financial data and have identified any material weaknesses in internal controls; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal controls; and

6) I have indicated whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date: May 13, 2003

/s/ CHARLES M. HERINGTON
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Name: Charles M.  Herington

Title: President and Chief Executive Officer